Exhibit 99.1

NEWS RELEASE

CONTACT:	Jerry Sleve Vice President - Administration
Phone: Fax: Date:	(607) 936-3758 ext. 223 (607) 936-2844 March 13, 2009

FOR IMMEDIATE RELEASE

Corning Natural Gas Dividend Restriction Lifted by Public Service Commission

Corning, N.Y. (Friday, March 13, 2009) – The New York State Public Service Commission (NYSPSC) voted today to lift a restriction on Corning Natural Gas that prohibited the payment of common stock dividends.  “The Company will begin paying dividends in April for holders of record as of March 31, 2009,” stated President, Mike German.  Jerry Sleve, Vice President, added, “We are pleased that the NYSPSC recognized the improved financial condition of Corning Natural Gas and lifted the restriction that had been in place since 2006.”  Mike German, President, thanked shareholders for their patience and loyalty to the Company during the period dividend payments were suspended.

Corning Natural Gas Corporation has more than a one-hundred year history as a local New York State public utility providing natural gas service to nearly 15,000 residential, commercial and industrial customers.
Learn more at www.corninggas.com

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